Exhibit 1.1

HINES GLOBAL INCOME TRUST, INC.
DEALER MANAGER AGREEMENT
Effective as of December [•], 2020
Hines Securities, Inc.
Suite 5000
2800 Post Oak Boulevard
Houston, Texas 77056-6118
This Dealer Manager Agreement (this “Dealer Manager Agreement”) is entered into by and among Hines Global Income Trust, Inc., a Maryland corporation (the “Company”), Hines Securities, Inc. (the “Dealer Manager”) and, solely with respect to Section 3.5 of this Dealer Manager Agreement, Hines Global REIT II Advisors LP (the "Advisor").
The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company, the Dealer Manager and the Advisor. In this Dealer Manager Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of such registration statement (including at the effective date of any post-effective amendment thereto).
Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), which may consist of any combination of Class T, Class S, Class D and Class I shares of Common Stock (the “Class T Shares,” “Class S Shares,” “Class D Shares,” “Class I Shares,” and collectively as the “Shares”). In this Dealer Manager Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering. The Company is entitled to allocate Shares between the primary offering and the offering pursuant to the distribution reinvestment plan.
The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.1. below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering and the Company’s distribution reinvestment plan. In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).
In this Dealer Manager Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.
The Company is offering to the public four classes of Shares, Class T, Class S, Class D and Class I Shares. The differences between the classes of Shares and the eligibility requirements for each class are described in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (each, a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Shares substantially in the form attached to this Dealer Manager Agreement as “Exhibit A” or such other form as approved by the Company (each, a “Selected Dealer Agreement”) at a “transaction price” that generally will be the most recently determined net asset value (“NAV”) per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), unless the Company determined to adjust the previously disclosed transaction price because the Company believes there has been a material change (positive or negative) to the NAV per Share since the end of the prior month, plus in either case, any applicable upfront selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. For stockholders who participate in the Company’s distribution reinvestment plan, the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional Shares of the same class. The Shares sold pursuant to the distribution reinvestment plan are to be issued and sold to stockholders of the Company at the transaction price before any applicable selling commissions and dealer manager fees of the applicable class of Shares on the date that the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company and the Dealer Manager and, solely with respect to Section 3.5, the Advisor, hereby agree as follows:

1.Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each Dealer with whom the Dealer Manager enters into a Selected Dealer Agreement that:
1.1    A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b). “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

1.2    The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Prospectus.

1.3    As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations, and the Prospectus and any and all authorized sales materials prepared or approved by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus or Authorized Sales Materials as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Dealer Manager or the Company, or (b) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein. If at any time any event occurs that is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Dealer Manager thereof.

1.4    The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Dealer Manager Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

1.6    There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

1.7    The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.

1.8    The Company has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.

1.9    The Shares, when subscribed for, paid for and issued, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares shall have been validly and sufficiently taken.

1.10    The Company is not in violation of its charter or its bylaws.

1.11    The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

1.12    The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

1.13    The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

1.14    The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

2.Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1     It will prepare and file with the SEC and each appropriate state securities commission, at no expense to the Dealer Manager, the Registration Statement, including all amendments and exhibits thereto. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; and (b) this Dealer Manager Agreement.

2.2    It will prepare and file with the appropriate regulatory authorities, at no expense to the Dealer Manager, the Authorized Sales Materials. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

2.3    It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions in the United States as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required by such jurisdictions. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.4    It will use its best efforts to cause the Registration Statement to become effective with the SEC and each state securities commission which it deems appropriate in its sole discretion. If at any time the SEC or any state securities commission shall issue any stop order suspending the effectiveness of the Registration Statement, and to the extent the Company determines that such action is in the best interest of its stockholders, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

2.5    If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, would cause the Prospectus or any other prospectus then in effect to include an untrue statement of a material fact or, in view of the circumstances under which they were made, to omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

2.6    Each of the representations and warranties contained in this Dealer Manager Agreement are true and correct and the Company will comply with each covenant and agreement contained in this Dealer Manager Agreement.

2.7    It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type, that will make such qualification necessary.

2.8    It intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as a real estate investment trust. The Company will elect to be treated as a real estate investment trust under the Code at such time as it so qualifies and will direct the investment of the proceeds of the offering of the Shares in such a manner, and will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.

3.Obligations and Compensation of Dealer Manager

3.1    The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Dealers, all of whom shall be members in good standing of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager may also sell Shares for cash directly to its own clients, customers and employees (and certain family members of the Company and the Dealer Manager and their affiliates), subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Dealer Manager Agreement, as it may be amended from time to time. The Dealer Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Dealer Manager Agreement.

3.2    Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers shall suspend or terminate offering the Shares upon request of the Company at any time and shall resume offering the Shares upon subsequent request of the Company.

3.3    Selling Commissions and Dealer Manager Fees. Except as otherwise provided in this Dealer Manager Agreement and in the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, the Company will pay to the Dealer Manager selling commissions in connection with sales of Shares in the primary offering, as described in Schedule 2 to this Dealer Manager Agreement. All or a portion of the dealer manager fee may be paid by the Dealer Manager to Dealers.

3.4    Distribution and Stockholder Servicing Fees. Except as otherwise provided in this Dealer Manager Agreement and in the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, the Company will pay to the Dealer Manager a distribution and stockholder servicing fee in connection with sales of the Shares, as described in Schedule 2 to this Dealer Manager Agreement. The Dealer Manager may reallow or advance the distribution and stockholder servicing fees to the Dealer who sold the Class T Shares, Class S Shares or Class D Shares giving rise to such distribution and stockholder servicing fees, respectively, to the extent the Selected Dealer Agreement with such Dealer provided for such payment. Notwithstanding the foregoing, if the Dealer Manager is notified that the Dealer who sold such Class T Shares, Class S Shares or Class D Shares, respectively, is no longer the broker-dealer of record with respect to such Class T Shares, Class S Shares or Class D Shares, then such Dealer’s entitlement to the distribution and stockholder servicing fees related to such Class T Shares, Class S Shares or Class D Shares shall cease, and such Dealer shall not receive the distribution and stockholder servicing fees for any portion of the month in which such Dealer is not the broker-dealer of record on the last day of the month; provided, however, if the change in the broker-dealer of record with respect to such Class T Shares, Class S Shares or Class D Shares is made in connection with a change in the registration of record for such Class T Shares, Class S Shares or Class D Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then such Dealer shall be entitled to a pro rata portion of the distribution and stockholder servicing fees related to such Class T Shares, Class S Shares or Class D Shares, respectively, for the portion of the month for which such Dealer was the broker-dealer of record. Thereafter, such distribution and stockholder servicing fees may be paid by the Dealer Manager to the then-current broker-dealer of record with respect to the Class T Shares, Class S Shares or Class D Shares, if any, if such broker-dealer of record has entered into a Selected Dealer Agreement with the Dealer Manager that provides for such payment. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion.

The Company will cease paying distribution and stockholder servicing fees with respect to any Class T Share, Class S Share or Class D Share at the end of the month in which the Company’s transfer agent, on the Company’s behalf, determines that the total selling commissions, dealer manager fees and distribution and stockholder servicing fees paid with respect to such Class T Shares, Class S Shares or Class D Shares, as applicable, held by a stockholder within his or her particular account equals 8.75% (or, in the case of shares sold through certain Dealers, a lower limit as set forth in any applicable agreement between the Dealer Manager and the Dealer) of the gross proceeds from the sale of such Class T Shares, Class S Shares or Class D Shares (including the gross proceeds of any shares issued under the Company's distribution reinvestment plan with respect thereto). At the end of such month, such Class T Share, Class S Share or Class D Share (and any shares issued under the Company’s distribution reinvestment plan or pursuant to stock dividends with respect thereto) will convert into a number of Class I Shares (including any fractional shares) with an equivalent aggregate NAV as such share. In addition, the Company will cease paying distribution and stockholder servicing fees with respect to each Class T Share, Class S Share and Class D Share on the earlier to occur of the following: (i) a listing of the Shares, (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the Offering on which, in the aggregate, underwriting compensation from all sources in connection with the Offering, including upfront selling commissions, distribution and stockholder servicing fees and other underwriting compensation, is equal to 10.0% of the gross proceeds from the Offering. The Company will further cease paying the distribution and stockholder servicing fee on any Class T Share, Class S Share or Class D Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of its affairs, or a merger or other extraordinary transaction to which the Company is a party and in which the Class T Shares, Class S Shares or Class D Shares, each as a class, are exchanged for cash or other securities.
3.5    Expense Reimbursements. As provided in the “Plan of Distribution” section of the Prospectus, the Advisor has agreed to advance all of the Company’s organization and offering expenses on its behalf, including expenses that are deemed issuer costs and certain expenses that are deemed underwriting compensation, such as legal, accounting, printing, mailing and filing fees and expenses, bona fide due diligence expenses of Dealers and investment advisers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the transfer agent, fees to attend retail seminars sponsored by Dealers, but excluding upfront selling commissions, dealer manager fees and distribution fees, through the end of the quarter in which the first anniversary of the commencement of the Offering occurs (the “Anniversary Date”). Subject to FINRA limitations on underwriting compensation, the Company has agreed to reimburse the Advisor for all such advanced expenses, as well as any organization and offering expenses incurred in prior periods, ratably over the 60 months following the Anniversary Date, to the extent that reimbursement to the Advisor for cumulative organization and offering expenses do not exceed an amount equal to 2.5% of gross offering proceeds from the Company's public offerings.

In addition, the Company has agreed to reimburse the Advisor for any organization and offering expenses that the Advisor incurs on the Company’s behalf as and when incurred, following the Anniversary Date, to the extent that aggregate reimbursements to the Advisor for cumulative organization and offering expenses do not exceed an amount equal to 2.5% of gross offering proceeds from the Company's public offerings.
Subject to FINRA limitations on underwriting compensation, in addition to the organization and offering expenses for which the Company will reimburse the Advisor, the Advisor may, in its sole discretion, pay additional expenses that are considered underwriting compensation to the Dealer Manager (which may be reallowed or paid by the Dealer Manager to Dealers) without reimbursement from the Company. These additional amounts may be paid by the Advisor in order to fund certain of the Dealer Manager’s costs and expenses related to the distribution of the Offering, including compensation of certain registered employees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with the Dealer Manager incurred in the performance of wholesaling activities and for legal fees of the Dealer Manager.

The Company may also reimburse the Dealer Manager, which may in turn reimburse the Dealers for bona fide out of pocket itemized and detailed due diligence expenses. For purposes of this Dealer Manager Agreement, Shares shall be deemed to be “sold” if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, the Company has accepted the subscription agreement of such subscriber, and such Shares have been fully paid for. The Company and the Advisor will not be liable or responsible to any Dealer for direct payment of commissions, fees or reimbursements to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions, fees and reimbursements to Dealers. Notwithstanding the above, at the discretion of the Company and the Advisor, respectively, the Company and the Advisor may act as agent of the Dealer Manager by making direct payments to Dealers on behalf of the Dealer Manager without incurring any liability therefor.
3.6    The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, the Prospectus, or any Authorized Sales Materials does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.7    The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations in connection with offers or sales or the Shares. The Dealer Manager further represents and warrants to the Company that it shall promptly (a) notify the Dealers of any supplement or amendment to the Prospectus or Authorized Sales Materials, and (b) supply the Dealers with reasonable quantities of the Prospectus, any Authorized Sales Materials and any supplements or amendments thereto, to the extent provided to the Dealer Manager by the Company.

3.8    The Dealer Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Dealer Manager Agreement. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2090, 2111, 2121, 2310, 5110 and 5141.

4.Indemnification

4.1    The Company will indemnify and hold harmless the Dealer Manager, its officers and directors and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from and against any losses, claims, damages or liabilities, joint or several, to which the Dealer Manager, its officers and directors, or such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) any Registration Statement (including the Prospectus as a part thereof), (ii) any Authorized Sales Materials (when read in conjunction with the Prospectus), or (iii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus), or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse the Dealer Manager, and its officers and directors and controlling persons, for any reasonable legal or other reasonable expenses incurred by the Dealer Manager, its officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials, or any such Blue Sky Application; and further provided that the Company will not be liable in any such case if it is determined in a legal proceeding that the Dealer Manager was at fault in connection with such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

4.2    The Dealer Manager will indemnify and hold harmless the Company and its officers and directors (including any persons named in any of the Registration Statements with his, her or its consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), any Authorized Sales Materials (when read in conjunction with the Prospectus), or any Blue Sky Application, or (b) the

omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), any Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in these clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application, or (c) any failure of the Dealer Manager to comply with its obligations contained in Section 3.5 hereof, or (d) any untrue statement or alleged untrue statement made by the Dealer Manager or its representatives or agents or omission or alleged omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any material breach of the Dealer Manager Agreement by the Dealer Manager, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of FINRA, including the National Association of Securities Dealers (“NASD”) Conduct Rules, the Rules and Regulations and the USA PATRIOT Act of 2001, or (g) any other failure by the Dealer Manager to comply with applicable rules of FINRA, including the NASD Conduct Rules, or the Rules and Regulations. The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other reasonable expenses incurred by them in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Dealer Manager will not be liable to the extent provided in clauses (a) and (b) of this Section 4.2; and further provided that the Dealer Manager will not be liable in any such case if it is determined in a legal proceeding that the Company was at fault in connection with such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

4.3    The Company and the Dealer Manager will jointly and severally indemnify and hold harmless each Dealer, its officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), any Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus), any Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and the Dealer Manager will reimburse each Dealer and its officers and directors and controlling persons, for any reasonable legal or other reasonable expenses incurred by such Dealer and its officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company and the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or to the Dealer Manager by or on behalf of the Dealer specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application; and further provided that neither the Company nor the Dealer Manager will be liable in any such case if it is determined in a legal proceeding that the Dealer was at fault in connection with such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company and the Dealer Manager may otherwise have.

Notwithstanding the foregoing, as required by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”), the indemnifications and agreements to hold harmless are further limited to the extent that no such indemnification by the Company of the Dealer Manager, or its officers, directors or controlling persons, pursuant to Section 4.1 above, or by the Company or the Dealer Manager of a Dealer, or its officers, directors or controlling persons, pursuant to this Section 4.3, shall be permitted under this Dealer Manager Agreement for an alleged violation of federal or state securities laws, or any losses, claims, damages or liabilities arising out of such alleged violation, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
4.4    Each Dealer, by its execution of a Selected Dealer Agreement with the Dealer Manager, agrees to severally indemnify and hold harmless the Company, the Dealer Manager and each of their respective officers and directors (including any persons named in any of the Registration Statements with his, her or its consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), any Authorized Sales Materials (when read in conjunction with the Prospectus), or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), any Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in these clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application, or (c) any use of sales literature not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public or unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents, or (d) any untrue statement or alleged untrue statement made by such Dealer or its representatives or agents or omission or alleged omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any material breach of the Selected Dealer Agreement by the Dealer, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of FINRA, including the NASD Conduct rules, the Rules and Regulations and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable rules of FINRA, including the NASD Conduct rules or the Rules and Regulations. Each such Dealer will reimburse the aforesaid parties for any reasonable legal or other reasonable expenses incurred by them in connection with investigating or defending such loss, claim, damage, liability or action; provided that such Dealer will not be liable to the extent provided in clauses (a) and (b) of this Section 4.4; and further provided that such Dealer will not be liable in any such case if it is determined in a legal proceeding that the Company and the Dealer Manager were at fault in connection with such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

4.5    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other reasonable expenses (subject to Section 4.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.6    The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the reasonable expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.7    The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, its officers or directors or controlling persons or by or on behalf of the Company, the Dealer Manager or any of their respective officers or directors or controlling persons, (b) delivery of any Shares and payment therefor, and (c) any termination of this Dealer Manager Agreement or any Selected Dealer Agreement. A successor of any Dealer or of any of the parties to this Dealer Manager Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.Survival of Provisions

The respective agreements, representations and warranties of the Company and of the Dealer Manager and, solely with respect to Section 3.5, of the Advisor, set forth in this Dealer Manager Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Dealer Manager Agreement, (b) any investigation made by or on behalf of any Dealer, its officers or directors or controlling persons or by or on behalf of the Company, the Dealer Manager or any of their respective officers or directors or controlling persons, and (c) the acceptance of any payment for the Shares. The provisions of Sections 4 and 6 hereof shall also survive the termination of this Dealer Manager Agreement.
6.Applicable Law

This Dealer Manager Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Texas; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 6. The Company, the Advisor, the Dealer Manager and each Dealer hereby acknowledges and agrees that venue for any action brought hereunder or in connection herewith shall lie exclusively in Houston, Texas.

7.Counterparts

This Dealer Manager Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.
8.Successors and Amendment

8.1    This Dealer Manager Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and, solely with respect to Section 3.5, the Advisor and their respective successors, and to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof. Nothing in this Dealer Manager Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

8.2    This Dealer Manager Agreement may be amended by the written agreement of the Dealer Manager and of the Company and, solely with respect to Section 3.5, of the Advisor.

8.3    Schedule 1 may be amended from time to time with the written consent of the Company, the Dealer Manager and the Advisor. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company and the Dealer Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

9.Term

This Dealer Manager Agreement may be terminated by any of the parties (a) immediately upon notice to the other parties in the event that the non-terminating party shall have materially failed to comply with any of the material provisions of this Dealer Manager Agreement on its part to be performed during the term of this Dealer Manager Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) on 60 days’ written notice.
In addition, the Dealer Manager, upon the expiration or termination of this Dealer Manager Agreement, shall (a) promptly transmit any and all funds in its possession which were received from investors for the sale of Shares to any account that the Company may designate; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Dealer Manager Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 3, including without limitation commissions and dealer manager fees, at such time as such compensation becomes payable.
10.Confirmation

The Company hereby agrees to prepare and send confirmations to all purchasers of Shares whose subscriptions for the purchase of Shares are accepted by the Company.
11.Suitability of Investors

The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with Dealers, the Dealer Manager will require that the Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. and Article III.E.1 of the NASAA REIT Guidelines. The Dealer Manager, in its agreements with Dealers, shall require that the Dealers shall sell Class D Shares and Class I Shares only to those persons who are eligible to purchase such Shares as described in the Prospectus and only through those Dealers who are authorized to sell such Shares.
12.Submission of Orders

12.1Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable or wire funds to “Hines Global Income Trust, Inc.” The Dealer Manager and any Dealer receiving a check or wire transfer (collectively, a “Payment”) not conforming to the foregoing instructions shall return such Payment directly to such subscriber not later than the end of the next business day following its receipt. Payments received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.

12.2Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and Payments are received from subscribers, Payments will be transmitted by the end of the next business day following receipt by the Dealer to an account designated by the Company.

12.3Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Payments will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit by the end of the next business day following receipt at a different location by the Final Review Office such Payments to an account designated by the Company.

[Signature page follows.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.
Very truly yours,

HINES GLOBAL INCOME TRUST, INC.

By: ______________________________________
Name:    J. Shea Morgenroth
Title:     Chief Financial Officer
Accepted and agreed as of
the date first above written:
HINES SECURITIES, INC.

By: ______________________________________
Name:    Frank R. Apollo
Title:    Senior Managing Director, Finance,
        Secretary and Treasurer

Accepted and agreed with respect to Section 3.5 of this
Dealer Manager Agreement as of the date first above written:

HINES GLOBAL REIT II ADVISORS LP

By: Hines Global REIT II Advisors GP LLC,
its general partner

By: ______________________________________
    Name: Jeffery C. Hines
    Title: Chief Executive Officer

Schedule 1

Registration Statement(s)

Registration Statement on Form S-11, Registration No. 333-[•].

Schedule 2

Compensation

I.Selling Commissions and Dealer Manager Fees.

Except as otherwise provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 3.0% of the gross offering proceeds of the Class T Shares sold in the primary offering, all or a portion of which may be reallowed to Dealers.

The Company further agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 3.5% of the gross offering proceeds of the Class S Shares sold in the primary offering, all or a portion of which may be reallowed to Dealers.

In addition, the Dealer Manager shall be paid a dealer manager fee in the amount of up to 0.50% of the gross offering proceeds of the Class T Shares sold in the primary offering.

II.Distribution and Stockholder Servicing Fees.

The Company agrees that it will pay to the Dealer Manager a distribution and stockholder servicing fee in an annual amount equal to 1.0% of the aggregate NAV of the outstanding Class T Shares, 1.0% of the aggregate NAV of the outstanding Class S Shares and 0.25% of the aggregate NAV of the outstanding Class D Shares, which will accrue monthly and be payable monthly in arrears.

No distribution and stockholder servicing fees shall be paid to the Dealer Manager with respect to Class I Shares.

Exhibit A

Dealer Manager Agreement